EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and any amendments to it with respect to Common Stock, no par value per share, of Mirati Therapeutics, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to those joint filings. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: January 15, 2016

BOXER CAPITAL, LLC

By:	/s/ Aaron I. Davis
Name:	Aaron I. Davis
Title:	Authorized Signatory

BOXER ASSET MANAGEMENT INC.

By:	/s/ Jefferson R. Voss
Name:	Jefferson R. Voss
Title:	Director

BRASLYN LTD.

By:	/s/ Jefferson R. Voss
Name:	Jefferson R. Voss
Title:	Authorized Signatory

MVA INVESTORS, LLC

By:	/s/ Aaron I. Davis
Name:	Aaron I. Davis
Title:	Authorized Signatory

JOSEPH C. LEWIS

By:	/s/ Joseph C. Lewis
Joseph C. Lewis, Individually

RODNEY W. LAPPE

By:	/s/ Rodney W. Lappe
Rodney W. Lappe, Individually

IVAN M. LIEBERBURG

By:	/s/ Ivan M. Lieberburg
Ivan M. Lieberburg, Individually

AARON I. DAVIS

By:	/s/ Aaron I. Davis
Aaron I. Davis, Individually

CUSIP No. 60468T105	SCHEDULE 13D/A

NEIL REISMAN

By:	/s/ Neil Reisman
Neil Reisman, Individually

SHEHAN B. DISSANAYAKE

By:	/s/ Shehan B. Dissanayake
Shehan B. Dissanayake, Individually

CHRISTOPHER FUGLESANG

By:	/s/ Christopher Fuglesang
Christopher Fuglesang, Individually

PETER E. HARWIN

By:	/s/ Peter E. Harwin
Peter E. Harwin, Individually

WILLIAM N. HARWIN 2012 GIFT TRUST F/B/O PETER HARWIN

By:	/s/ William N. Harwin
Name:	William N. Harwin
Title:	Trustee